EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Voxware, Inc.
Lawrenceville, NJ

We hereby consent to the incorporation by reference in this Registration Statement of our report dated September 25, 2007, relating to the consolidated financial statements and schedules of Voxware, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007.

/s/ BDO Seidman, LLP

Bethesda, Maryland
March 20, 2008